PRICING SUPPLEMENT NO. 29                                         Rule 424(b)(3)
DATED: December 10, 1998                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                      $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
                  With Minimum Maturity of Nine Months from Date of Issue


Principal Amount: $5,000,000    Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 12/14/98   Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 10/1/99

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                                 Optional         Optional
                         Redemption              Repayment        Repayment
Redeemable On            Price(s)                Date(s)          Price(s)

N/A                      N/A                     N/A              N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  5.040%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):
----------------------------------

*     At maturity

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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